UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 5, 2006

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (314) 725-5500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

          On January 5, 2006, Enterprise Financial Services Corp (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) with Peter F. Benoist with respect to his employment as Executive Vice President and Chairman of the Company.  The Agreement is effective as of November 1, 2005 and replaces Mr. Benoist’s previous agreement with the Company.  The Agreement provides that, subject to certain terms and conditions, Mr. Benoist will be employed by the Company through December 31, 2008.  Capitalized terms used in this summary but not otherwise defined shall have the same meanings attributed to them in the Agreement.

          Mr. Benoist’s Base Salary during the Contract Term is $350,000 per year.  The Base Salary may be adjusted from time to time by the Board of Directors, but may not be reduced without Mr. Benoist’s consent.  Mr. Benoist is eligible to receive an annual bonus for each calendar year subject to certain terms and conditions and based upon performance targets established by the Board of Directors or a designated Committee of the Board.  For 2005, Mr. Benoist’s Targeted Bonus is $174,000 for performance at Threshold and $241,667 for performance at Target.  For 2006, 2007 and 2008, Mr. Benoist is eligible for a Targeted Bonus of 41.1428% of the then applicable Base Salary for performance at Threshold and 57.1429% of the then applicable Base Salary for performance at Target.  In each of the four years, for performance between Threshold and Target and above, the bonus payment is to be interpolated on a straight line basis between Threshold and Target and above, subject to certain specified escalators for performance above Target.

          The Agreement provides that Mr. Benoist is to receive (i) a grant of $252,000 in restricted stock units based on the Company’s performance for 2004 and 2005, (ii) a grant of $280,000 in restricted stock units based on the Company’s performance for 2004, 2005 and 2006, (iii) a grant of $308,000 in restricted stock units based on the Company’s performance for 2005, 2006 and 2007, and (iv) a grant of $308,000 in restricted stock units based on the Company’s performance for 2006, 2007 and 2008.  Such restricted stock units are subject to certain performance criteria and vesting requirements.  In addition, the Agreement provides that Mr. Benoist is to be granted on the date of the Agreement, and on the second and third anniversaries of said date, options to purchase that number of shares of the Company’s Common Stock determined by dividing 25% of the then applicable Base Salary by the Company’s Common Stock on the date of the grant.  Such options vest at the rate of 33 1/3% per year on the first, second and third anniversaries of the grant, subject to Mr. Benoist remaining continuously employed by the Company through such dates.

          The Agreement provides Mr. Benoist with certain benefits as well as severance benefits in the event of his termination under certain circumstances.  The Agreement also contains certain confidentiality and non-competition provisions.

          The above summary is qualified by the entirety of the terms and conditions set forth in the Agreement that is filed as Exhibit 10 to this Form 8-K and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

Exhibits.  The following exhibit is being filed herewith:

Exhibit No.

10	Executive Employment Agreement dated January 5, 2006 between the Company and Peter F. Benoist.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2006
ENTERPRISE FINANCIAL SERVICES CORP

	By:	/s/ Kevin C. Eichner

Kevin C. Eichner
Chief Executive Officer

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